United States
Securities & Exchange Commission
Washington, DC 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ______)

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Newport Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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April 12, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Newport Bancorp, Inc.  The meeting will be held at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island on Thursday, May 19, 2011 at 2:30 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/Kevin M. McCarthy

Kevin M. McCarthy
President and Chief Executive Officer

100 Bellevue Avenue
Newport, Rhode Island  02840
(401) 847-5500
______________________

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
______________________

TIME AND DATE	2:30 p.m. on Thursday, May 19, 2011

PLACE	The International Tennis Hall of Fame 194 Bellevue Avenue Newport, Rhode Island 02840

ITEMS OF BUSINESS
(1)To elect four directors to serve for a term of three years.

(2)To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal year 2011.

(3)To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 21, 2011.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Judy Tucker Corporate Secretary April 12, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 19, 2011: The Proxy Statement, our 2010 Annual Report and all other Proxy Materials are Available at http://cfpproxycom/6028.

Newport Bancorp, Inc.
___________________________________

Proxy Statement
___________________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newport Bancorp, Inc. (the “Company” or “Newport Bancorp”) to be used at the annual meeting of stockholders of the Company.  The Company is the holding company for Newport Federal Savings Bank (the “Bank” or “Newport Federal”).  The annual meeting will be held at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island 02840 on Thursday, May 19, 2011 at 2:30 p.m. local time.  This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about April 12, 2011.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 21, 2011.  If your shares are held through a broker, bank or similar holder of record, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other holder of record.  As the beneficial owner, you have the right to direct your broker or other holder of record how to vote by filling out a voting instruction form that accompanies these proxy materials.  Your broker or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the voting instruction form provided by your broker or other holder of record that accompanies this proxy statement.  If you have any questions about voting, please contact our proxy solicitor, Regan & Associates at 212-587-3005.

As of the close of business on March 21, 2011, there were 3,488,777 shares of Company common stock outstanding.  Each share of common stock has one vote.  The Company’s Articles of Incorporation provide that record owners of Company common stock beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding common stock (a “10% beneficial owner”), shall not be entitled to vote, in the aggregate, shares beneficially owned by the 10% beneficial owner in excess of 10% of the Company’s outstanding common stock.

Attending the Meeting

If you were a stockholder as of the close of business on March 21, 2011, you may attend the meeting.  However, if your shares of Company common stock are held in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other holder of record who holds your shares.

Quorum and Vote Required for Proposals

Quorum.  A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect four directors to serve for a term of three years and until their successors are elected and qualified.  In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal 2011, the affirmative vote of a majority of the votes cast on the proposal is required.

Broker Non-Votes.  If you do not provide your broker or other record holder with voting instructions on certain non-routine matters (e.g., the election of directors), your broker will not have discretion to vote your shares on these matters. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on these matters. In the case of a routine matters (e.g., the ratification of the independent auditors), your broker or other holder of record is permitted to vote your shares in the record holder’s discretion if you have not provided voting instructions.

How Votes Are Counted. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, abstentions will have no effect on the outcome of the vote.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	for each of the nominees for director; and

•	for ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned for less than 30 days, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Newport Federal Savings Bank ESOP or 401(k) Plan

If you participate in the Newport Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Newport Bancorp common stock through the Newport Federal Savings Bank Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”), you will receive vote authorization forms for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Newport Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Newport Bancorp, Inc. Stock Fund.  Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received.  The deadline for returning your ESOP and 401(k) Plan voting instructions is May 12, 2011.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations.  As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees.  The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct.  A copy of the Code of Ethics and Business Conduct can be found in the “About Us—Corporate Governance” section of the Company’s website, www.newportfederal.com.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees.  During 2010, the Board of Directors held 13 meetings.  No director attended fewer than 75% of the total meetings of the Company’s and the Bank’s respective Board of Directors and the committees on which such director served.

Board Leadership Structure

At Newport Bancorp, Inc. the positions of Chairman of the Board and Chief Executive Officer have always been held by different individuals.  The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings and presides over meetings of the full Board and the Executive Committee.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. Pursuant to stock exchange rules, the Audit, Nominating/Corporate Governance and Compensation/Personnel Committees are solely comprised and chaired by independent directors.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Committees of the Board of Directors

The following table identifies our standing committees and their members as of March 31, 2011.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.  Each committee operates under a written charter available in the “About Us—Corporate Governance” section of the Company’s website, www.newportfederal.com.

Director	Audit Committee	Compensation/ Personnel Committee	Nominating/ Corporate Governance Committee
Peter T. Crowley	X
William R. Harvey		X	X
Michael J. Hayes	X
Donald N. Kaull		X	X
Arthur H. Lathrop	X
Robert S. Lazar	X*
Arthur P. Macaulay		X	X
Kevin M. McCarthy
Nino Moscardi
Kathleen A. Nealon	X
Alicia S. Quirk		X*	X*
Peter W. Rector		X	X
Barbara Saccucci-Radebach		X	X

Number of Meetings in 2010	8	4	1
______________________________
*	Denotes Chairperson.

Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations.  The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board of Directors has designated Arthur H. Lathrop as the audit committee financial experts under the rules of the Securities and Exchange Commission.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Audit Committee Report.”

Compensation/Personnel Committee.  The Compensation/Personnel Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives.  Our Chief Executive Officer and Chief Operating Officer attend committee meetings at the invitation of the committee and make recommendations to the Compensation/Personnel Committee from time to time regarding the appropriate mix and level of compensation for their subordinates.  Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation/Personnel Committee.  Our Chief Executive Officer and Chief Operating Officer do not participate in committee discussions or the review of committee documents relating to the determination of their own compensation. The Compensation/Personnel Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and perquisites.  In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executives’ total compensation package.  Decisions by the Compensation/Personnel Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

Nominating/Corporate Governance Committee.  The Company’s Nominating/Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines.  The Nominating/Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.  The procedures of the Nominating/Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement.  See “Nominating/Corporate Governance Committee Procedures.”

Director Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of stockholders.  Under our corporate governance policy, all members of our Board of Directors are requested to own 1,000 shares of our common stock.

Stock Ownership

The following table provides information as of March 21, 2011, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.  Percentages are based on 3,488,777 shares of Company common stock issued and outstanding as of March 21, 2011.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
Wellington Management Company, LLP 75 State Street Boston, MA 02109	482,863 (1)	13.8%

Newport Federal Savings Bank Employee Stock Ownership Plan Trust 100 Bellevue Avenue Newport, RI 02840	388,628 (2)	11.1%

Sandler O’Neill Asset Management, LLC Malta Hedge Fund, L.P. Malta Hedge Fund II, L.P. Malta Offshore, Ltd. Malta Partners, L.P. SOAM Holdings, LLC SOAM Capital Partners, L.P. Terry Maltese 780 Third Avenue, 5th Floor New York, New York 10017	328,500 (3)	9.4%

NewportFed Charitable Foundation 100 Bellevue Avenue Newport, RI 02840	306,359 (4)	8.8%

M3 Partners, LP M3 Funds, LLC M3F, Inc. Jason A. Stock William C. Waller 215 South State Street, Suite 1170 Salt Lake City, UT 84111	246,876(5)	7.1%

Thomson Horstmann & Bryant, Inc. Park 80 West, Plaza One Saddle Brook, NJ 07663	253,403 (6)	7.3%

(footnotes on following page)

(1)
Wellington Management Company, LLP (“Wellington”) reported shared dispositive power with respect to 482,863 shares of the Company’s common stock on a Schedule 13G dated November 13, 2007. Wellington also reported that the securities as to which the Schedule 13G was filed by Wellington, in its capacity as investment adviser, were owned of record by clients of Wellington, including Bay Pond Partners, L.P.

(2)
Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants.  The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants.

(3)
On a Schedule 13D/A filed on August 20, 2010 Sandler O’Neill Asset Management, LLC and Terry Maltese each reported shared voting and dispositive power with respect to 328,500 shares of the Company’s common stock; SOAM Holdings, LLC reported shared voting and dispositive power with respect to 233,500 shares; Malta Hedge Fund II, L.P. reported shared voting and dispositive power with respect to 190,900 shares; Malta Offshore, Ltd. reported shared voting and dispositive power with respect to 70,000 shares; Malta Hedge Fund, L.P. reported shared voting and dispositive power with respect to 33,600 shares; SOAM Capital Partners, L.P. reported shared voting and dispositive power with respect to 25,000 shares; and Malta Partners, L.P. reported shared voting and dispositive power with respect to 9,000 shares.

(4)
The foundation’s gift instrument requires that all shares of common stock held by the foundation must be voted in the same ratio as all other shares of Company common stock are voted on all proposals considered by stockholders of the Company.

(5)	Each person or entity listed reported shared voting and dispositive power with respect to 246,876 shares of the Company’s common stock on a Schedule 13G filed on February 14, 2011.

(6)	Thompson Horstmann & Bryant reported sole voting and dispositive power with respect to 238,503 shares of the Company’s common stock on a Schedule 13G dated February 9, 2011.

The following table provides information as of March 21, 2011 about the shares of Company common stock that may be considered to be beneficially owned by each director, named executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.  Percentages are based on 3,488,777 shares of Company common stock issued and outstanding as of March 21, 2011.

Name	Number of Shares Owned		Percent of Common Stock Outstanding
Directors
Peter T. Crowley	19,000	(2)	*
William R. Harvey	14,000	(2)	*
Michael J. Hayes	18,000	(2)	*
Donald N. Kaull	19,000	(2)	*
Arthur H. Lathrop	7,600	(3)	*
Robert S. Lazar	19,000	(2) (4)	*
Arthur P. Macauley	11,610	(2) (5)	*
Kevin M. McCarthy	139,680	(6) (7)	3.9%
Nino Moscardi	82,457	(7) (8)	2.3%
Kathleen A. Nealon	2,500	(1)	*
Alicia S. Quirk	4,500	(2)	*
Barbara Saccucci-Radebach	18,000	(2) (9)	*
Peter W. Rector	18,500	(10)	*

Named Executive Officer Who Is Not Also A Director
Ray D. Gilmore, II	69,478	(7) (11)	1.9%

All directors and executive officers as a group (16 persons)	547,436		14.9%
_________________________________
*	Less than 1%.
(1)	Includes 600 in stock awards which have not vested.
(2)	Includes 1,600 in stock awards which have not vested.
(3)	Includes 1,200 in stock awards which have not vested and 100 shares held by Mr. Lathrop’s son.
(4)	Includes 2,500 shares held by Mr. Lazar’s spouse and 5,000 shares held by his spouse’s IRA.
(5)	Includes 200 shares held by Mr. Macauley’s son and 3,500 shares held by his spouse’s IRA.
(6)	Includes 61,700 options exercisable within 60 days and 100 shares held by Mr. McCarthy’s daughter.
(7)	Includes shares in the Newport Bancorp, Inc. Stock Fund through the Bank’s 401(k) plan and ESOP shares.
(8)	Includes 37,700 options exercisable within 60 days.
(9)	Includes 7,000 shares held by Ms. Saccucci-Radebach’s spouse in his IRA account.
(10)	Includes 2,400 in stock awards which have not vested.
(11)	Includes 31,700 options exercisable within 60 days.

  Proposal 1 — Election of Directors

The Board of Directors of Newport Bancorp is presently composed of thirteen members.  The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year.  The nominees for election this year are Peter T. Crowley, Michael J. Hayes, Arthur H. Lathrop and Kathleen A. Nealon, all of whom are current directors of the Company and the Bank.  Peter W. Rector, our Chairman of the Board, will retire from the Board of Directors on the date of the Company’s 2011 Annual Meeting.

All of the directors are independent under the current listing standards of the Nasdaq Stock Market, Inc., except for Kevin M. McCarthy and Nino Moscardi, who are executive officers of the Company.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below unless other instructions are provided.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated in each nominee’s biography is as of December 31, 2010.

Nominees for Election as Directors

The nominees standing for election are:

Peter T. Crowley is the owner of La Forge Casino Restaurant. Mr. Crowley’s experience successfully managing and working in one of the premier restaurants in Newport for the last 41 years has resulted in management, financial and marketing expertise that has benefited the Bank. Director of Newport Federal since 1992 and director of Newport Bancorp since its formation. Age 62.

Michael J. Hayes is the President of Michael Hayes Co.  Mr. Hayes experience as the Chief Executive of a local clothing retailer gives him unique insights in the Company’s challenges, opportunities and operations. In addition, his retail marketing skills have proven to be most helpful to Newport Federal. Director of Newport Federal since 1988 and director of Newport Bancorp since its formation. Age 61.

Arthur H. Lathrop is a Certified Public Accountant. Mr. Lathrop was licensed as a Certified Public Accountant in Massachusetts in 1982 and in Rhode Island from 1987 to the present. He brings substantial financial, auditing and tax expertise to the Board. Director of Newport Federal since 2005 and director of Newport Bancorp since its formation.  Before serving as a director with Newport Federal, Mr. Lathrop was a director of Westerly Savings Bank from 1993 until it merged with Newport Federal in 2005.  Mr. Lathrop was also a director of Ocean State Tax-Exempt Fund until 2008. Age 56.

Kathleen A. Nealon is a Certified Public Accountant, the Chief Financial Officer and a manager in the Professional Planning Group, a Westerly, Rhode Island based company that provides an array of financial planning services. Ms. Nealon brings financial, accounting and management expertise to the Board. Director of Newport Federal since 2005 and director of Newport Bancorp since its formation.  Before serving as a director with Newport Federal, Ms. Nealon was a director of Westerly Savings Bank from 2004 until it merged with Newport Federal in 2005. Age 58.

Directors Continuing in Office

The following directors have terms ending in 2012:

Donald N. Kaull is a retired independent property/casualty insurance agent. As the former Chief Executive of an insurance agency, Mr. Kaull brings extensive experience in management, corporate governance, finance and risk management to the Board. Director of Newport Federal since 1989 and director of Newport Bancorp since its formation. Age 65.

Arthur P. Macauley is President of CM Publications, Inc. Prior to starting his own company, CM Publications, Mr. Macauley was the Director of Planning for a graphics company. His background in planning and management provides a unique perspective to the Board. Director of Newport Federal since 2005 and director of Newport Bancorp since its formation.  Before serving as a director with Newport Federal, Mr. Macauley was a director of Westerly Savings Bank from 1981 until it merged with Newport Federal in 2005. Age 68.

Nino Moscardi has been Executive Vice President, Chief Operating Officer and Director of Newport Federal since October 2005 and Executive Vice President, Chief Operating Officer and Director of Newport Bancorp since its formation.  Before serving with Newport Federal, Mr. Moscardi was Chairman and Chief Executive Officer of Westerly Savings Bank from 1989 until it merged with Newport Federal in 2005.  Mr. Moscardi currently serves on the Board and is a former chairman of the Rhode Island Bankers Association. He also is a Board member of the Ocean State Business Development Authority. Age 59.

Barbara Saccucci-Radebach is the General Manager of Saccucci Lincoln Mercury Honda, Inc. and has been since 1974. In addition to Ms. Saccucci-Radebach’s expertise in management and administration, she brings risk assessment skills and marketing expertise to the Board. Director of Newport Federal since 1991 and director of Newport Bancorp since its formation. Age 58.

The following directors have terms ending in 2013:

William R. Harvey is an attorney and partner in the law firm Harvey, Carr & Hadfield. Mr. Harvey’s extensive legal career, make his contributions to the Board in the areas of leadership, consensus building, corporate governance and litigation oversight very important. Director of Newport Federal since 1987 and director of Newport Bancorp since its formation. Mr. Harvey also provides legal services to the Bancorp and Bank. Age 64.

Robert S. Lazar is a retired engineer and former small business owner. Mr. Lazar brings financial and executive management skills to the board. Director of Newport Federal since 1979 and a director of Newport Bancorp since its formation. Age 67.

Kevin M. McCarthy is President and Chief Executive Officer of Newport Federal and Newport Bancorp.  Mr. McCarthy joined Newport Federal in 1989.  Prior to joining Newport Federal, Mr. McCarthy served as Vice President, Director of Policy and Supervision at the Federal Home Loan Bank of Boston from 1977 to 1989 and was a savings and loan examiner with the Federal Home Loan Bank Board from 1973 to 1977.  Currently, Mr. McCarthy serves on the Board of the Federal Home Loan Bank of Boston and the Community Bank Council of the American Bankers Association. Mr. McCarthy is a retired Captain in the U.S. Navy Reserve.  Director of Newport Federal since 1993 and director of Newport Bancorp since its formation. Age 63.

Alicia S. Quirk is the former co-owner of Aquidneck Employment Services, Inc. Ms. Quirk’s expertise in compensation, benefits and other personnel matters is being utilized by the Board. Director of Newport Federal since 1992 and director of Newport Bancorp since its formation. Age 69.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be its independent registered public accounting firm for the 2011 fiscal year, subject to ratification by stockholders.  A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of Wolf & Company, P.C. is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that you stockholders vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2010 and December 31, 2009 by Wolf & Company, P.C.

	2010	2009
Audit fees (1)	$147,900	$139,000
Tax fees (2)	$16,000	$15,000
All other fees (3)	$7,500	$10,500
_______________________
(1)	Includes quarterly reviews.
(2)	Includes tax return preparation and related tax compliance services.
(3)	Includes WolfPac IT risk assessment annual license fee and, in 2009, implementation.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During the year ended December 31, 2010, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the independent registered public accounting firm’s independence, and has discussed such independence with the independent registered public accounting firm.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not ensure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2011.

Audit Committee of the Board of Directors of
Newport Bancorp, Inc.

Robert S. Lazar, Chair
Peter T. Crowley
Michael J. Hayes
Arthur H. Lathrop
Kathleen A. Nealon

Executive Officers

The Board of Directors annually elects the executive officers of Newport Bancorp and Newport Federal Savings Bank, who serve at the Board’s discretion.  Our executive officers are:

Name	Position
Kevin M. McCarthy	President and Chief Executive Officer of Newport Bancorp and Newport Federal Savings Bank

Nino Moscardi	Executive Vice President and Chief Operating Officer of Newport Bancorp and Newport Federal Savings Bank

Bruce A. Walsh	Senior Vice President and Chief Financial Officer of Newport Bancorp and Newport Federal Savings Bank

Ray D. Gilmore, II	Executive Vice President and Chief Lending Officer of Newport Federal Savings Bank

Carol R. Silven	Senior Vice President and Retail Banking Officer of Newport Federal Savings Bank

Below is information regarding the Bank’s executive officers who are not also directors.  Ages presented are as of December 31, 2010.

Bruce A. Walsh has been Senior Vice President and Chief Financial Officer of Newport Federal since March 1999.  Mr. Walsh joined Newport Federal in 1986 after two years at KPMG Peat Marwick.  Mr. Walsh is a certified public accountant.  Age 53.

Ray D. Gilmore, II has been Executive Vice President and Chief Lending Officer of Newport Federal since July 1999.  Mr. Gilmore joined Newport Federal in January 1992.  He began his banking career as a bank examiner with the Office of the Comptroller of the Currency, U.S. Treasury Department.  Prior to working at Newport Federal, Mr. Gilmore was Vice President, Corporate Banking Group of Shawmut Bank, Providence, Rhode Island.  Age 63.

Carol R. Silven has been Senior Vice President and Retail Banking Officer of Newport Federal since March 1999.  Ms. Silven joined Newport Federal in May 1992.  Prior to working at Newport Federal, Ms. Silven was a retail banking officer at Colonial Bank, Cranston, Rhode Island.  Age 67.

Executive Compensation

Summary Compensation Table

The following information is provided for our Chief Executive Officer and two other most highly compensated executive officers who received compensation totaling $100,000 or more for the year ended December 31, 2010, referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary	Stock Awards		Option Awards (2)	All Other Compensation (1)	Total
Kevin M. McCarthy President and Chief Executive Officer	2010 2009	$247,200 240,000	$	— —	$18,450 —	$34,528 37,272	$300,178 277,272

Nino Moscardi Executive Vice President and Chief Operating Officer	2010 2009	169,500 165,300		— —	18,450 —	25,167 29,596	213,117 194,896

Ray D. Gilmore II Executive Vice President and Chief Lending Officer	2010 2009	159,180 155,300		— —	18,450 —	22,644 26,317	200,274 181,617

(1)
Details of the amounts reported in the “All Other Compensation” column for 2010 are provided in the table below. Amounts do not include perquisites, which did not total in the aggregate more than $10,000 for any of the named executive officers.

Compensation Item	Mr. McCarthy	Mr. Moscardi	Mr. Gilmore
Employer contributions to 401(k) Plan	$9,508	$6,519	$6,122
ESOP allocation market value	19,100	16,012	14,933
Imputed income under split dollar arrangements	5,920	2,636	1,589

(2)
These officers were granted the option to buy 5,000 shares each at the market value of $12.25 per share on January 4, 2010, vesting over the next 3 years. The options were valued using a Black Scholes model with the following inputs: $12.25 as the current stock price, $12.25 as the exercise price, a six year expected term, a 1.35% risk free interest rate, 28.26% volatility, and no dividends assumed.

Employment Agreements

Newport Federal maintains three-year employment agreements with Messrs. McCarthy, Moscardi and Gilmore and Newport Bancorp, Inc. maintains three-year employment agreements with Messrs. McCarthy and Moscardi.  The continued success of Newport Federal and Newport Bancorp, Inc. depends to a significant degree on the skills and competence of these executives.

The terms of the Newport Federal employment agreements extend annually unless written notice of non-renewal is given by the board of directors of Newport Federal or the executive.  The terms of the Newport Bancorp, Inc. employment agreements extend daily, unless written notice of non-renewal is given to the board of directors of Newport Bancorp, Inc. or the executive.  The employment agreements provide that the executive’s base salary will be reviewed annually.  The current base salaries for Messrs. McCarthy, Moscardi and Gilmore are $255,000, $173,750 and $163,200, respectively.   In addition to base salary, the employment agreements provide for, among other things, participation in benefit plans and other fringe benefits applicable to executive personnel.  Under the terms of the agreements each executive is entitled to severance payments and benefits in the event his employment is terminated: (i) without Cause (as defined in the agreements); (ii) with Good Reason (as defined in the agreements); (iii) as a result of the executive becoming disabled; or (iv) following a change in control.  If the executive’s termination of employment is for reasons other than a change in control, he must adhere to a one-year non-competition agreement.

The employment agreements provide for termination for cause, as defined in the employment agreements, at any time.  If an executive is terminated for cause he is entitled only to his wages earned as of his termination date, along with any accrued benefits under the Newport Federal tax-qualified plans.  If Newport Federal or Newport Bancorp choose to terminate an executive’s employment for reasons other than for cause, or if an executive resigns under circumstances that would constitute Good Reason under his employment agreement, the executive would be entitled to receive a lump sum cash payment equal to the remaining base salary payments due to him for the remaining term of the employment agreement and under the Newport Bancorp, Inc. employment agreements, the contributions that would have been made on an executive’s behalf to any employee benefit plans of Newport Federal during the remaining term of the employment agreement.  Newport Federal or Newport Bancorp (as applicable) would continue and/or pay for the executive’s life, health, and dental coverage for the remaining term of the employment agreement.

If Messrs. McCarthy, Moscardi or Gilmore are involuntarily terminated in connection with a change in control, or if they voluntarily terminate employment following a change in control under certain circumstances specified in the employment agreements, the executives or their beneficiaries would be entitled to receive a lump sum cash severance payment equal to three times the executive’s average annual compensation over the five preceding tax years (or if the executive is employed less than five years, the years of employment) for Messrs. McCarthy and Moscardi and 2.99 times the executive’s average annual compensation over the five preceding tax years for Mr. Gilmore.  Under the Newport Bancorp, Inc. employment agreements, Messrs. McCarthy and Moscardi would receive a lump sum cash payment in an amount equal to the benefits the executives would have received under the Newport Federal retirement programs in which the executives participated before a change in control.  The Newport Federal and the Newport Bancorp, Inc. employment agreements would also continue the executives’ medical, dental and life insurance coverage for 36 months following termination of employment.  Under Mr. Gilmore’s employment agreement, all payments made in connection with a change in control (under the employment agreement and otherwise) are limited to one dollar less than three times the executive’s average annual compensation in order to avoid excess parachute payments and a resulting federal excise tax. Under the Newport Bancorp, Inc. employment agreements for Messrs. McCarthy and Moscardi, the executives would be entitled to receive a tax indemnification payment if the change in control payments under their employment agreements or other payments outside of their employment agreements trigger liability under the Internal Revenue Code as an excise tax on payments constituting excess parachute payments.

The employment agreements also provide for a disability benefit equal to 75% of an executive’s bi-weekly rate of base salary in effect as of the executive’s termination date.  Disability payments are reduced by any disability benefits provided by a policy or program sponsored by Newport Federal and/or Newport Bancorp.  Disability payments end upon the earlier of the executive’s full-time employment with Newport Federal or Newport Bancorp, Inc., death, attainment of age 65 or the termination of the executive’s agreement.

To the extent that salary payments, other cash payments and benefits under the Newport Bancorp agreements are paid to or received by the executives under the Newport Federal employment agreements, such compensation payments and benefits paid by Newport Federal will be subtracted from any amount due simultaneously to the executives under similar provisions of the Newport Bancorp agreements.  Payments pursuant to the Newport Bancorp employment agreement and the Newport Federal employment agreement will be allocated in proportion to the level of activity and the time expended on such activities by the executives as determined by Newport Bancorp and Newport Federal.

Executive Split Dollar Arrangements

Newport Federal maintains split dollar life insurance agreements with Messrs. McCarthy, Moscardi and Gilmore.  Under the terms of the agreements, Newport Federal is the owner of the life insurance policies under which each individual is insured.  Newport Federal and the executives each pay a portion of the annual premiums due on the life insurance policies.  Under the split-dollar arrangements, upon an executive’s death while he is actively employed, his designated beneficiary is entitled to, in the case of Messrs. McCarthy and Gilmore, an amount equal to $100,000 plus the cash asset value of the life insurance policies and, in the case of Mr. Moscardi, the cash asset value of the life insurance policy.  If an executive dies after retiring or being terminated for reasons other than cause and the executive had at least ten years of employment with Newport Federal, his beneficiary will receive a benefit equal to the lesser of $300,000, $150,000 and $100,000 for the beneficiaries of Messrs. McCarthy, Moscardi and Gilmore, respectively, or the total insurance proceeds less the cash value of the policy for each executive.  The remainder of the death benefit under the split dollar arrangements is payable to Newport Federal.

Stock Based Compensation. Set forth below is certain information regarding outstanding equity awards granted to the named executive officers at December 31, 2010:

Outstanding Equity Awards at Fiscal Year-End

	Option awards			Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (1)
Kevin M. McCarthy	60,000	40,000 5,000	$12.53 12.25	10/1/2017 1/4/2020	14,400 5,000	$172,800 -

Nino Moscardi	36,000	24,000 5,000	12.53 12.25	10/1/2017 1/4/2020	8,000 5,000	96,000 -

Ray D. Gilmore, II	30,000	20,000 5,000	12.53 12.25	10/1/2017 1/4/2020	7,600 5,000	91,200 -

(1)	The amounts in this column are based on the fair market value of our common stock on December 31, 2010 of $12.00 per share.

Pension Benefits

Pentegra Defined Benefit Plan.  Newport Federal is a participating member of the Pentegra Defined Benefit Plan for Financial Institutions (“Pension Plan”), which is a multiple employer tax-qualified defined benefit plan, for the purpose of providing eligible employees with retirement benefits.  The plan provides benefits based primarily on a formula that takes into account the employee’s years of service and salary history.  Effective July 1, 2006, Newport Federal amended the plan formula prospectively, to be based upon 1% of an employee’s career average earnings.  The employee’s annual earnings taken into account under this formula include base salary in effect for each month of the plan year (January 1 to December 31) and may not exceed the Internal Revenue Code limitations ($245,000 for 2010).  Prior to July 1, 2006, plan benefits were determined based on a formula that integrated 1.5%/2.0% of the average of a participant’s highest three years of compensation with the fixed compensation level in effect as of a participant’s retirement date.  Benefits provided under this plan are payable as of a participant’s retirement at age 65.  However, an employee can elect to retire as early as age 55, in which case, benefits will be actuarially reduced by 6% per year for retirement between ages 60 to 65, 4% for retirement between age 55 to 60 and 3% if retirement occurs at age 55.  The normal form of benefit payment is a monthly annuity for life with a 10 year certain death benefit feature.  An employee becomes vested in a pension benefit after 5 years of service.

Supplemental Executive Retirement Arrangements. Newport Federal maintains supplemental executive retirement arrangements (“SERAs”) with Messrs. McCarthy, Moscardi and Gilmore. The SERAs are unfunded and are not qualified for tax purposes.  The SERAs provide for a fixed annual benefit payable monthly over a fifteen-year period following the executive’s retirement at or after age 65.  The annual supplemental retirement benefits are $25,000 for Messrs. Moscardi and Gilmore, and $50,000 for Mr. McCarthy.  If an executive retires after attaining age 60, but prior to age 65 and has completed 10 years of service, his annual supplemental retirement benefit will be reduced by a specific percentage (as specified in the agreement) based on the executive’s age.  All benefits are forfeited under the agreements if an executive is terminated for cause.  The agreements also provide for retirement benefits upon an executive’s death, disability or termination of employment following a change in control.  If, within two years of a change in control, Newport Federal or its successor elects to terminate the employment of an executive, the executive would be entitled to receive the monthly benefit he would have received had the executive continued to be employed by Newport Federal (or its successor) until age 65.  Years of credited service have no bearing on an executive’s benefit under his SERA.

Nonqualified Deferred Compensation

Newport Federal maintains a supplemental executive retirement plan for Messrs. McCarthy and Moscardi.  The plan provides benefits that cannot be provided under the 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, but that would have been provided under the plan but for these Internal Revenue Code limitations.  The Plan also provides supplemental benefits upon a change in control prior to the scheduled repayment of the employee stock ownership plan loan.  Upon a change in control, the supplemental executive retirement plan  provides Messrs. McCarthy and Moscardi with a cash payment equal to the benefit the executive would have received under the employee stock ownership plan, had the executive remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on the participant’s behalf.  Benefits will be paid in a lump sum within 90 days following the first to occur of: a change in control of Newport Bancorp, death, or a separation from service, provided that a payment upon separation from service will be delayed until the executive attains age 65.

Director Compensation

The following table provides the compensation received by individuals who served as directors of the Company during the 2010 fiscal year and who are not also executive officers of the Company.

Name	Fees Earned or Cash	Stock Awards (1)	Option Awards (1)	All Other Compensation (2)	Total
John N. Conti (3)	$21,300	$—	$—	$—	$21,300
Peter T. Crowley	21,300	—	—	478	21,778
William R. Harvey	22,600	—	—	—	22,600
Michael J. Hayes	21,000	—	—	427	21,427
Donald N. Kaull	22,300	—	—	714	23,014
Arthur H. Lathrop	23,800	—	—	281	24,081
Robert S. Lazar	25,000	—	—	912	25,912
Arthur P. Macauley	20,700	—	—	1,015	21,715
Kathleen A. Nealon	21,300	—	—	340	21,640
Michael S. Pinto (4)	9,750	—	—	1,504	11,254
Alicia S. Quirk	22,050	—	—	1,122	23,172
Peter W. Rector (5)	28,100	—	—	1,755	29,855
Barbara Saccucci-Radebach	20,100	—	—	340	20,440
_____________________________

(1)
No stock awards or option awards were granted in 2010. The aggregate number of unvested restricted stock award shares held by each non-employee director at fiscal year end was 1,600, except for Peter Rector who had 2,400, Arthur Lathrop who had 1,200 and John Conti and Kathleen Nealon who had 600 each.

(2)	Includes imputed income recognized by each director under his or her split dollar arrangement.
(3)	Mr. Conti retired from the Board of Directors on December 31, 2010.
(4)	Mr. Pinto retired from the Board of Directors on May 20, 2010.
(5)	Mr. Rector will retire from the Board of Directors on the date of the 2011 annual meeting of stockholders.

Cash Retainer and Meeting Fees for Non-Employee Directors

The following information sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on the Boards of Directors of Newport Bancorp and Newport Federal during 2011.

Newport Bancorp

Annual retainer	$5,000
Fee per meeting attended	$600
Fee per meeting attended (Chair)	$800

Committee fees (generally):
Per meeting attended	$300
Per meeting attended (Chair)	$450

Executive committee retainer	$2,000
Fee per meeting attended	$500
Fee per meeting attended (Chair)	$700

Newport Federal

Annual retainer	$5,500
Annual retainer (Chair)	$6,500

Director Split Dollar Life Insurance Agreements

Newport Federal maintains split dollar life insurance agreements with directors serving on the Newport Federal board of directors as of June 2003.  The agreements provide participating directors with a cash payment in the event the director dies while in service with Newport Federal. Under the terms of the agreements, Newport Federal is the owner of the life insurance policies under which the individuals are insured.  Newport Federal and the participating directors each pay a portion of the annual premiums due on the life insurance policies. Under the directors’ split-dollar arrangements, upon the director’s death his designated beneficiary is entitled to receive from a life insurance policy an amount equal to the lesser of $30,000 ($35,000 for the Chairman of the Board), or the total insurance proceeds less the cash value of the policy. The remainder of the death benefit under the agreements is payable to Newport Federal.

Supplemental Director Retirement Agreements

Newport Federal maintains supplemental director retirement agreements.  Only directors serving on the Newport Federal board of directors as of June 2003 participate in these arrangements.  The agreements are unfunded and are not qualified for tax purposes.  The annual supplemental retirement benefits are payable over a ten-year period commencing on the first of the month following the participating director’s retirement at or after the attainment of age 70.  If a participating director retires after attaining age 65, but prior to age 70, and has completed 10 years of service, his or her annual supplemental retirement benefit will be reduced by a specific percentage (as specified in the agreement) based on the participating director’s age.  If a participating director is terminated for cause, all supplemental retirement benefits will be forfeited.  The agreements also provide for benefits upon a participating director’s death, disability, and upon a change in control of Newport Bancorp followed by the participating director’s involuntary termination of service.  If a participating director’s service with the Bank is involuntarily terminated within two years after a change in control of Newport Bancorp, the participating director will be entitled to receive his or her benefits in monthly installments equal to the benefits he or she would have received had the director continued in service until age 70.  Messrs. Harvey and Rector are entitled to receive a $7,000 and $7,500 annual supplemental retirement benefit, respectively, and all other participating directors are entitled to receive a $4,800 annual supplemental retirement benefit.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Newport Bancorp common stock during the year ended December 31, 2010.

Transactions with Related Persons

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and must not involve more than the normal risk of repayment or present other unfavorable features. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all Bank employees and does not give preference to any executive officer or director over any other employee.  Newport Federal maintains loan programs whereby employees, including executive officers and directors, may obtain loans with a one percent interest rate discount and reduced closing costs.  The following information is furnished for loans to executive officers and directors under these loan programs during 2010 and 2009.

Executive Officer/Director	Largest Aggregate Principal Outstanding for 2010	Principal Outstanding at December 31, 2010	Principal Paid During 2010		Interest Paid During 2010	Interest Rate Payable

Michael J. Hayes	$879,079	$810,952	$	$a 68,127	$31,524	3.125%
Nino Moscardi	403,056	394,481		8,574	16,487	3.625%
Ray D. Gilmore, II	189,503	184,514		4,989	6,550	3.125%
William R. Harvey	219,392	209,472		100,071	7,019	2.750%
Robert S. Lazar	213,943	202,027		11,938	6,950	4.000%
Donald N. Kaull	317,271	311,163		6,108	14,053	4.125%
Michael S. Pinto	505,307	478,108		28,199	22,264	4.625%
John Conti	347,724	334,642		13,082	11,689	3.250%
Bruce Walsh	216,645	208,788		7,857	5,271	3.875%
Barbara Saccucci-Radebach	431,668	401,598		35,158	13,087	2.250%

Executive Officer/Director	Largest Aggregate Principal Outstanding for 2009	Principal Outstanding at December 31, 2009	Principal Paid During 2009	Interest Paid During 2009	Interest Rate Payable

Michael J. Hayes	$942,692	$879,079	$63,613	$44,537	4.500%
Nino Moscardi	410,242	403,056	7,186	17,805	4.375%
Ray D. Gilmore, II	194,024	189,503	4,521	9,098	4.375%
William R. Harvey	227,315	215,117	14,675	7,906	4.000%
Robert S. Lazar	225,160	213,965	11,614	7,089	4.000%
Donald N. Kaull	541,976	317,271	224,705	10,922	4.125%
Michael S. Pinto	857,371	505,307	352,065	21,191	5.000%
Barbara Saccucci-Radebach	453,151	431,933	35,225	12,949	3.875%

From time to time, Newport Federal also makes loans and extensions of credit, directly and indirectly, to its executive officers and directors that are not part of the loan programs discussed above.  These loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Newport Federal, and do not involve more than the normal risk of collectibility or present other unfavorable features.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Newport Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of Newport Bancorp must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of Newport Bancorp.  Such potential conflicts of interest include, but are not limited to, the following: (i) Newport Bancorp conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Newport Bancorp.

Nominating/Corporate Governance Committee Procedures

General

It is the policy of the Nominating/Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Nominating/Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Newport Federal.  The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.  The Nominating/Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below.  If such individual fulfills these criteria, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Qualifications

The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age restriction, a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;

•	familiarity with and participation in the local community;

•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;

•	dedication to the Company and its stockholders; and

•	independence.

The Committee will also consider any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.  We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 14, 2011.  If next year’s annual meeting is held on a date more than 30 calendar days from May 19, 2012, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the annual meeting.  However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made.  A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to Newport Bancorp, Inc., 100 Bellevue Avenue, Newport, Rhode Island 02840.  Communications to the Board of Directors should be in the care of William R. Harvey, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Alicia S. Quirk, the Chair of the Nominating/Corporate Governance Committee.  It is in the discretion of the Nominating/Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.  The Company will pay Regan and Associates, a proxy solicitation firm, a fee of $5,500 to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been included with this proxy statement.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Judy Tucker

Judy Tucker
Corporate Secretary

Newport, Rhode Island
April 12, 2011

REVOCABLE PROXY
NEWPORT BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 19, 2011
2:30 p.m., Local Time
_______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Newport Bancorp, Inc. (the “Company”), consisting of Robert S. Lazar, Alicia S. Quirk and Arthur P. Macauley or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 19, 2011 at 2:30 p.m., local time, at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Peter T. Crowley, Michael J. Hayes, Arthur H. Lathrop and Kathleen A. Nealon

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Newport Bancorp, Inc. for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the listed proposals. If other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Date:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

_______________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Dear ESOP Participant:

On behalf of the Board of Directors of Newport Bancorp, Inc. (the “Company”), I am forwarding you the attached green vote authorization form to convey your voting instructions to Pentegra Retirement Services, Inc. on the proposals to be presented at the Annual Meeting of Stockholders of Newport Bancorp, Inc. to be held on May 19, 2011.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Newport Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your account.  Please fill out and sign the enclosed Vote Authorization Form in a timely manner in order to ensure your vote is counted.

The ESOP Trustee will vote the unallocated shares of Company common stock held in the ESOP Trust in a manner calculated to most accurately reflect the voting instructions received from ESOP participants, subject to its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.  If you do not direct the ESOP Trustee how to vote your shares of Company common stock, the ESOP Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

To direct the ESOP Trustee how to vote your shares of Company common stock, please complete and sign the attached green vote authorization form and return it in the enclosed postage-paid envelope so that it is received no later than May 12, 2011.  Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or Newport Federal Savings Bank.

Sincerely,

/s/ Kevin M. McCarthy

Kevin M. McCarthy
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
NEWPORT BANCORP, INC. – ESOP
ANNUAL MEETING OF STOCKHOLDERS

May 19, 2011
2:30 p.m., Local Time
_______________________________

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Newport Bancorp, Inc. (the “Company”) credited to the undersigned’s account(s), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 19, 2011, at 2:30 p.m., local time, at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island, and at any and all adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Peter T. Crowley, Michael J. Hayes, Arthur H. Lathrop and Kathleen A. Nealon

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the Newport Federal Savings Bank ESOP.  At the present time, the Company knows of no other business to be brought before the Annual Meeting.

If you do not return this form in a timely manner, shares representing your interest in said plan will be voted in a manner calculated to most accurately reflect the instructions the Trustee has received from participants regarding voting shares of allocated Company stock, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries.  Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.

IF NO INSTRUCTIONS ARE SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

_______________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of Newport Bancorp, Inc. (the “Company”), I am forwarding you the attached blue vote authorization form to convey your voting instructions to the Reliance Trust (the “Employer Stock Fund Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Newport Bancorp, Inc. to be held on May 19, 2011.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

As a holder of Company common stock in the Newport Bancorp, Inc. Stock Fund (the “Employer Stock Fund”) through the Newport Federal Savings Bank Employees’ Savings & Profit Sharing Plan, you are entitled to direct the Employer Stock Fund Trustee how to vote the shares of Company common stock credited to your account as of March 21, 2011, the record date for stockholders entitled to vote at the Annual Meeting.  The Employer Stock Fund Custodian, at the direction of Newport Federal Savings Bank (the “Bank”) as Plan Administrator, will vote all shares of Company common stock for which no directions are given or for which timely instructions were not received in the Bank’s sole discretion.

Please complete and sign the attached blue vote authorization form and return it in the enclosed postage-paid envelope so that it is received no later than May 12, 2011.  Your voting instructions will not be revealed, directly or indirectly, to any employee or director of the Company or the Bank.

Sincerely,

/s/ Kevin M. McCarthy

Kevin M. McCarthy
President and Chief Executive Officer

VOTE AUTHORIZATION FORM
NEWPORT BANCORP, INC. – 401(K) PLAN
ANNUAL MEETING OF STOCKHOLDERS

May 19, 2011
2:30 p.m., Local Time
_______________________________

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Newport Bancorp, Inc. (the “Company”) credited to the undersigned’s account(s), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 19, 2011 at 2:30 p.m., local time, at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island and at any and all adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Peter T. Crowley, Michael J. Hayes, Arthur H. Lathrop and Kathleen A. Nealon

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
☐	☐	☐

If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan.  At the present time, the Company knows of no other business to be brought before the Annual Meeting.

If you do not return this form in a timely manner, shares representing your interest in said plan will be voted by the Trustee as directed in the sole discretion of the Plan Administrator, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries.  Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.

IF NO INSTRUCTIONS ARE SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

_______________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.